EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement Nos. 33-34555 and 33-55437 and Registration Statements No. 333-95991, 333-95993, 33-27356, 333-35877, 333-96781, 333-85360, 333-45931 and 333-118539 on Form S-8 and Registration Statement No. 333-67015 on Form S-3 of Sensient Technologies Corporation, of our reports dated February 25, 2005, relating to the financial statements and financial statement schedules of Sensient Technologies Corporation, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting, which expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting and does not express an opinion or any other form of assurance on management’s statement regarding the process taken by management to address the material weakness, appearing and incorporated by reference in the Annual Report on Form 10-K of Sensient Technologies Corporation for the year ended December 31, 2004.

Deloitte & Touche LLP

Milwaukee, Wisconsin

March 11, 2005